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                                   EXHIBIT 2.5


                   ARTICLES OF AMENDMENT TO THE ARTICLES OF
                INCORPORATION OF DYNASTY TMT CORP. DATED 7/25/96



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[SEAL]


                               ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                                DYNASTY TMT CORP.

       The undersigned, being the duly constituted officer of Dynasty Oil and Minerals Corp. acting pursuant to applicable provisions of the Utah Revised Business Corporation Act, do hereby adopt the following Articles of Amendment to the Articles of Incorporation of Dynasty Oil and Minerals Corp.

       1. Article I of the original Articles of Incorporation is hereby repealed in its entirety, and the following Article I is hereby substituted therefor as if it had been set forth in the original Articles of Incorporation.

                                   ARTICLE 1.

                                      NAME

       The name of the corporation is DYNASTY TMT CORP.

       2. Article V of the original Articles of Incorporation is hereby repealed in its entirety, and the following Article V is hereby substituted therefor as if it had been set forth in the original Articles of Incorporation.

                                    ARTICLE V

                                    PAR VALUE

       The par value of all common shares of the corporation shall be one mil ($.001).



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       3. The foregoing amendments were duly adopted on June 26, 1996 by the a vote of the majority of the outstanding shares of the corporation.

       3. On the date the amendment was adopted, there were (21,045,500) shares of the corporation outstanding each of which was entitled to one vote on the amendment. Of these, 18,579,250 voted in favor of the Amendment. No shares were voted against.

       4. The foregoing vote was sufficient under the Charter and Bylaws of the Corporation to adopt the aforesaid Amendment to the Articles of Incorporation of the corporation.

                                        /s/ MORGAN BUCKLEY
                                        --------------------------------------
                                           MORGAN BUCKELY



                                        /s/ AL RUSSELL
                                        --------------------------------------
                                           AL RUSSEL


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                                  ARTICLE IV-A

                             FORWARD SPLIT OF SHARES

       On the date these Articles of Amendment were adopted, there were 10,263,203 common shares of the corporation outstanding. Those shares are hereby forward split three (3) shares for two (2) shares so that the total number of shares outstanding immediately after this amendment goes into effect shall be 15,394,804 shares. This forward split of shares shall not affect the par value of the shares which are presently outstanding or any authorized but unissued shares of the corporation.

       3. The foregoing amendments were duly adopted on December 13, 1996 by the a resolution adopted by the sole director of the corporation pursuant to the provisions of ss.16-10a-1002(l)(c) of the Utah Business Corporations Act. Shareholder approval not required.

       4. The foregoing action of the Sole Director was sufficient under the Charter and Bylaws of the Corporation and the laws of the State of Utah, to adopt the aforesaid Amendment to the Articles of Incorporation of the corporation.

       Dated this 20 day of December, 1996.


[SEAL]                                     /s/ KEITH BALDERSON
                                        --------------------------------------
                                           Keith Balderson
                                           Sole Director


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       IN WITNESS WHEREOF, I, Keith Balderson, have executed these Amended
Articles of Incorporation in duplicate this 20 day of December, 1996, and say:

       That I am the sole officer and director of Dynasty TMT Corp., that I have read the above and foregoing Articles of Amendment to the Articles of Incorporation thereof, that I know the contents thereof and that the same are true and correct of my personal knowledge excepting as to matters herein alleged on information and belief, and as to those matters, I believe them to be true.


[SEAL]                                   /s/ KEITH BALDERSON
                                        --------------------------------------
                                           Keith Balderson


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